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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" in the Form S-3 Registration Statement and related Prospectus of Theravance, Inc. for the registration of its convertible subordinated notes and to the incorporation by reference therein of our reports dated February 27, 2012, with respect to the consolidated financial statements of Theravance, Inc., and the effectiveness of internal control over financial reporting of Theravance, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California
January 16, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm